Contract Agreement

THIS Agreement is made this date the 19th day of February 2014 by and between the parties herein:

BETWEEN:   Sandstone Enterprises, LLC

HEREAFTER REFERRED TO AS “SE”.

AND:                    Green Meadow Products, Inc.

HEREAFTER REFERRED TO AS “GM”.

WHEREAS:

A]            SE Desires to contract with GM for the Distribution rights to the Green Meadow pet pain relief formula for the states of Virginia and North Carolina.

B]            Subject to the terms and conditions set forth, GM desires to sell the Distribution rights to the Green Meadow pet relief pain formula for the states of Virginia and North Carolina to SE per the terms of this contract.

NOW THEREFORE WITNESSETH that in consideration of the recitals and mutual promises, covenants and conditions, representations and warranties outlined herein, the parties by their signatures attached herewith agree to the following:

Article I

Terms of Agreement

1.1          Per this agreement both GM and SE agree that SE will pay $6,000.00 for the distribution rights to the Green Meadow pet relief pain formula for the states of Virginia and North Carolina.

1.2          GM and SE both agree that this purchase will be final upon final payment.

1.4          GM agrees to deliver all Product details, formula breakdown details, digital information, specifications and samples of the pain relief formula upon acceptance of this agreement.

1.5          Both parties understand and agree that the distribution rights will entail SE to purchase the pet pain relief product from GM at a price of $10.00 per bottle and that under no circumstance is the formula to be sold by SE at under $39.95 per bottle unless both parties agree to a different price structure for wholesale customers. Both parties further agree that SE can private label the product for sale in North Carolina and Virginia.

1.5          This agreement shall be binding upon signing by both parties.

1.7          This Agreement may be signed in counterpart, whereas such counterparts together shall constitute one and the same as a full and effective agreement, any facsimile shall be construed as an original document.

                                                                                                      ARTICLE II

                                                    REPRESENTATIONS AND WARRANTIES OF SE

                  SE represents and warrants to GM that:

2.12 AUTHORITY. The board of directors of SE has authorized the execution of this Agreement and the consummation of transaction contemplated herein. SE has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of SE and is enforceable in accordance with it's terms and conditions.

2.16 INDEMNIFICATION. SE agrees to defend and hold GM harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by SE to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by SE under this Agreement.

                                                                                                     ARTICLE III

                  GM represents and warrants to SE that:

3.10 COMPLIANCE WITH LAWS. GM has complied with and is not in violation of applicable federal, state and local laws, statutes and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting it's properties or the operation of it's business.

3.12 AUTHORITY. GM has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of GM and is enforceable in accordance with it's terms and conditions.

3.15 ASSETS. GM has good and marketable title to the GMÕs assets, free and clear of any and all liens, claims and encumbrances of any nature, form or description.

3.16 INDEMNIFICATION. GM agrees to defend and hold SE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by GM to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by GM under this Agreement.

                                                                                                    ARTICLE IV

                                                                                            MISCELLANEOUS

9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall in no way be deemed to define, limit or add to the meaning of any provision of this agreement.

9.2 NO ORAL CHANGE. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, provision or condition of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this agreement to be performed with the knowledge of the breach or failure of a covenant, provision or conditions hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party shall be construed as a waiver with respect to any other or subsequent breach.

9.4 TIME OF ESSENCE. Time is the essence of this Agreement and of each and every provision hereof.

9.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6 CHOICE OF LAW. This Agreement and it's application shall be governed by the laws of the State of Wyoming.

9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if given personally on the party to whom notice is to be given or on the third day after mailing to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed.

9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this agreement.

9.10 EFFECT OF CLOSING. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it shall survive the closing of this Agreement.

9.11 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.12 BROKERS. The parties hereto represent that no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of it's dealings, arrangements or agreements with any such broker or person.

9.13 ANNOUNCEMENTS. GM and SE will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.14 EXPENSES. Each party will pay it's own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements of the parties set forth in this Agreement shall survive the Closing irrespective of any investigation made for or on behalf of any party.

                  AGREED TO AND ACCEPTED as of the date first above written:

Green Meadow Products, Inc.

BY: /s/ Stan Windhorn

Stan Windhorn

Pres., Green Meadow Products, Inc.

Sandstone Enterprises, LLC

BY: /s/ Jess Acuna

Jesse Acuna, Sandstone Enterprises, LLC